Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements:

•                  Registration Statement (Form S-8 No. 333-88744) pertaining to the Almost Family, Inc. 2000 Stock Option Plan,

•                  Registration Statement (Form S-8 No. 333-43631) pertaining to the Non-Employee Directors Deferred Compensation Plan,

•                  Registration Statement (Form S-8 No. 333-149674) pertaining to the Almost Family, Inc. 2007 Stock and Incentive Compensation Plan,

•                  Registration Statement (Form S-8 No. 333-161484) pertaining to the Almost Family, Inc. 2009 Employee Stock Purchase Plan, and

•                  Registration Statement (Form S-8 No. 333-188398) pertaining to the Almost Family, Inc. 2013 Stock and Incentive Compensation Plan;

of our reports dated March 14, 2014, with respect to the consolidated financial statements and schedule of Almost Family, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of Almost Family, Inc. and Subsidiaries included in this Annual Report (Form 10-K/A) of Almost Family, Inc. for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Louisville, Kentucky

March 14, 2014